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                                                                 EXHIBIT 10.27

                              ________ __, 2000


To:  Electronic Data Systems Corporation
     5400 Legacy Drive
     MS H3-3D-05
     Plano, Texas  75024

Gentlemen:

     This letter confirms certain disclosures by CrossWorlds Software, Inc. (the "Company") to you under Section 2 of the Stock Purchase Agreement dated as of the above date. In particular, the Company's representations in Section 2 are true and correct as of today's date, except as follows:

     2.5.  Comdisco and Silicon Valley Bank have liens on the Company's assets.

     Additionally, the Company agrees with you that, except for the maximum number of shares being purchased under the Stock Purchase Agreement and except as otherwise provided further below, the material terms of the Stock Purchase Agreement and Investor Rights Agreement attached thereto will be no less favorable to you than the terms applicable under agreements with other investors (including investors that may enter into such agreements after the date hereof, if any) that are purchasing shares of the Company's capital stock in private placements that are intended to close concurrently with the closing of the IPO. The Company will not enter into any amendment or supplement to the terms of any of such other agreements without first providing the Investor with reasonable notice thereof and the opportunity, if Investor so elects, to so amend or supplement the Stock Purchase Agreement and Investor Rights Agreement attached thereto.

     In addition to the foregoing, however, you acknowledge that if the SEC takes the position that one or more of the Company's stock purchase agreements with investors (including you) cannot be closed as a private placement of securities concurrently with the closing of the IPO, the Company may terminate any or all of such agreements as the Company sees fit in the Company's sole discretion, without regard to the provisions of the above paragraph or any other factor. Any such termination will be without liability on the part of any party to the other, consistent with the provisions of Section 7.8 of the Stock Purchase Agreement.

     If the foregoing correctly states your understanding, please so indicate by signing where indicated below.

                                CrossWorlds Software, Inc.


                                By:
                                   --------------------------------------
                                   Alfred J. Amoroso, President and Chief
                                   Executive Officer

Electronic Data Systems Corporation
5400 Legacy Drive
MS H3-3D-05
Plano, Texas  75024



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